Exhibit 99.1
Business Segments
At 30 September 2007, the High Purity Process Chemicals (HPPC) business has been accounted for as discontinued operations. The results of operations and asset information of HPPC has been removed from continuing operations for the prior periods presented below:
Unaudited Historical Financial Information — Continuing Operations

(Millions of dollars)
	FY 2007			FY 2006					FY 2005	FY 2004	FY 2003

SALES	Q1	Q2	Q3	Q1	Q2	Q3	Q4	Total	Total	Total	Total
Merchant Gases	740.0	784.5	817.1	622.1	669.2	699.5	722.0	2,712.8	2,468.0	2,230.3	2,133.0
Tonnage Gases	604.5	606.5	695.2	532.6	531.1	546.8	613.6	2,224.1	1,740.1	1,529.7	1,244.1
Electronics and Performance Materials	486.9	528.8	530.5	394.1	444.9	464.8	497.2	1,801.0	1,605.7	1,504.2	1,231.6
Equipment and Energy	195.6	131.8	134.3	93.8	174.8	138.3	129.6	536.5	369.4	345.6	258.3
Healthcare	155.8	157.1	158.6	135.5	136.3	149.1	149.9	570.8	544.7	438.2	329.4
Chemicals	226.7	242.5	238.2	215.0	248.4	222.0	222.2	907.6	945.1	884.1	757.6

Total	2,409.5	2,451.2	2,573.9	1,993.1	2,204.7	2,220.5	2,334.5	8,752.8	7,673.0	6,932.1	5,954.0

Operating Income
Merchant Gases	139.2	141.2	147.4	105.3	115.1	121.3	128.3	470.0	414.0
Tonnage Gases	88.8	81.0	110.6	73.8	78.2	85.3	104.0	341.3	251.8
Electronics and Performance Materials	49.8	56.5	62.1	38.2	44.5	47.8	59.5	190.0	141.3
Equipment and Energy	26.8	16.4	15.8	14.5	20.0	14.8	19.6	68.9	29.1
Healthcare	9.4	7.0	8.5	18.0	(1.8)	8.7	(16.5)	8.4	81.7
Chemicals	18.9	23.3	21.0	8.9	25.3	15.0	14.8	64.0	86.1
Other	(1.7)	(1.9)	(1.5)	(5.5)	(1.0)	(2.1)	(6.3)	(14.9)	(13.2)
Global Cost Reduction Plan							(72.1)	(72.1)

Total	331.2	323.5	363.9	253.2	280.3	290.8	231.3	1,055.6	990.8

Identifiable Assets
Merchant Gases	3,429.7	3,477.7	3,943.8	2,884.2	3,222.4	3,287.2	3,283.2		2,993.0
Tonnage Gases	2,784.2	2,822.0	3,017.6	2,527.4	2,582.5	2,758.6	2,803.0		2,386.4
Electronics and Performance Materials	2,271.6	2,340.7	2,381.7	2,126.0	2,192.0	2,215.8	2,245.7		2,056.6
Equipment and Energy	345.7	316.9	299.0	296.1	299.8	286.7	304.4		272.0
Healthcare	878.0	895.0	914.3	802.1	823.6	868.1	856.5		790.3
Chemicals	546.3	556.7	541.7	698.9	563.6	561.5	579.8		688.8
Other	393.0	588.5	568.8	286.9	308.5	277.1	291.0		227.1

Total	10,648.5	10,997.5	11,666.9	9,621.6	9,992.4	10,255.0	10,363.6		9,414.2